Exhibit 10.12

                                   NTELOS Inc.
                           DEFERRED COMPENSATION PLAN


WHEREAS, NTELOS Inc. (the "Company") wishes to adopt a deferred compensation plan for the benefit of certain key employees; and

WHEREAS, the Board of Directors of the Company has authorized the adoption of the NTELOS Inc. Deferred Compensation Plan (the "Plan"), effective as of January 1, 1999; and

WHEREAS, it is intended that the Plan qualify as an unfunded, deferred compensation plan for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

NOW, THEREFORE, the Plan is hereby adopted as follows:

Section 1.  Purpose of Plan

The purpose of the Plan is to permit certain key employees of NTELOS Inc. (the "Company") to elect to defer receipt of a portion of their annual compensation in supplement to their pre-tax contributions made to the NTELOS Inc. Savings and Security Plan (the "401(k) Plan").

The Plan is intended to qualify as an unfunded, deferred compensation plan for a select group of management or highly compensated employees under ERISA.

The obligation of the Company to make payments under the Plan constitutes solely an unsecured (but legally enforceable) promise of the Company to make such payments, and no person, including any employee, shall have any lien, prior claim or other security interest in any property of the Company as a result of this Plan. Rather, any employee participating in the Plan shall have the status of a general unsecured creditor of the Company. It is the intention of the parties hereunder that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company shall be the sole owner and beneficiary of any account provided for hereinbelow and any property used to measure such account shall remain the sole and exclusive property of the Company.


Section 2.  Eligible Employees

Only employees of the Company who are designated by the Company's board of directors as members of a select group of management or highly compensated employees, as that term is defined under ERISA, and further enumerated under Schedule A, shall be eligible to participate in the Plan.


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Section 3.  Participation

Any eligible employee who elects to defer any portion of his or her compensation in accordance with the provisions of Section 5 shall become a "Participant" in the Plan as of the date such deferrals commence. A Participant shall continue to be a Participant until he no longer has any amount credited to the account established for him in accordance with Section 4.


Section 4.  Accounts/Vesting

The Company shall establish and maintain on its books with respect to each Participant a separate unfunded account which shall record (a) any base compensation deferred by the Participant under the Plan pursuant to the Participant's election, (b) any bonus compensation deferred by the Participant under the Plan pursuant to the Participant's election, (c) any Company matching contributions made on behalf of the Participant pursuant to Section 9 below, and
(d) the allocation of investment experience.

Subject to the claims of creditors of the Company, a Participant shall at all times have a nonforfeitable (vested) right to his account under the Plan.


Section 5.  Election to Defer Compensation

Any eligible employee may elect to defer a specified percentage of his or her "Base Compensation" for a Plan Year (Plan Year is herein defined as January 1 to December 31). Any eligible employee may also elect to defer all or a portion of his or her "Bonus" for a Plan Year. Any election so made shall be binding for the next following Plan Year, and must be renewed or revised on or before December 15 for the next succeeding Plan Year.

The percentage of Base Compensation deferred hereunder shall first be credited to the 401(k) Plan until the amount of Base Compensation allowed as an employee deferral under the 401(k) Plan as a result of the Internal Revenue Code (the "Code") imposed limitations for the year, or as a result of limitations imposed under the 401(k) Plan for such year, have been met. Thereafter the amount deferred shall be credited to this Plan. Notwithstanding the foregoing, however, in the event an eligible employee is not yet eligible to participate in the 401(k) Plan, the employee's deferral election hereunder shall apply solely to the Plan. Upon becoming eligible to participate in the 401(k) Plan, the employee's deferral election shall apply to the 401(k) Plan until said limitations under the 401(k) Plan are met.

Any such "Bonus" compensation deferral election shall apply solely to this Plan.


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Section 6.  Base Compensation

Base Compensation shall mean the compensation paid to a Participant by the Company for the calendar year, as reflected in the Participant's Form W-2, but exclusive of any noncash compensation, stock options and any compensation received prior to becoming a Participant in the Plan. Compensation shall also include any amounts deferred under a salary reduction agreement pursuant to the 401(k) Plan or under a "cafeteria plan" (within the meaning of Section 125 of the Code) maintained by the Company.


Section 7.  Bonus Compensation

Bonus Compensation shall mean any bonus paid to a Participant by the Company during the Plan Year.


Section 8.  Manner of Election

Any election made by a Participant pursuant to this Plan shall be made in writing by executing such form(s) as the Company shall from time to time prescribe.


Section 9.  Employer Matching Contributions

The Company may elect to match a percentage of the amount contributed by Participants pursuant to the provisions of Section 5 for each payroll period. However, the rate of the matching contribution, and the Participants to whom such matching contribution will be made for the year, shall be determined by the Company at the beginning of each year.


Section 10.  Investment of Accounts

Each Participant's account shall be credited with gains and charged with losses based on the investment performance of the mutual fund or funds from time to time designated by the Company. Such funds shall be identified on Schedule B attached hereto. In this regard, the Company may (but is not required to) direct that the investment measure for a Participant's account hereunder coincide with, to the extent practicable, the investment of the Participant's account under the 401(k) Plan.

The fair market value of each Participant's account under the Plan shall be established as of the close of each business day, using the closing share price of the mutual fund or funds used as the investment measure for the Participant's account.


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Section 11.  Time and Manner of Distribution

Distribution of amounts credited to a Participant's account shall be made or commence to the Participant (or, in the event of the Participant's death, to his beneficiary) as soon as administratively possible following the earliest of (1) the Participant's termination of employment with the Company and any "affiliate" thereof (within the meaning of Sections 414(b), (c) and (m) of the Code), (2) the Participant's death or (3), if applicable, the date specified by the Participant on the election form used to elect to defer compensation.

For distributions made in accordance with this Section, a single lump-sum payment shall be the sole mode of distribution.


Section 12.  Change in Control

Notwithstanding the foregoing, as soon as possible following a "Change of Control" of the Company, each Participant shall be paid the entire amount credited to his or her account in a single lump sum payment.

For purposes of this Section 12, "Change of Control" means (a) the acquisition, after the effective date of this Plan, by any one or more persons or entities, of the power to control the conduct of the Company's corporate affairs, either by means of the holding of shares of Company stock, the possession of voting power, or powers conferred by the Company's articles of organization or any other document regulating the Company, or (b) the sale of substantially all of the Company's assets.


Section 13.  Beneficiary Designation

A Participant may designate the person or persons to whom the Participant's account under the Plan shall be paid in the event of the Participant's death. If no beneficiary is designated, or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse or, if none, to his or her issue per stirpes, in a single lump-sum payment. If no spouse or issue survives the Participant, payment shall be made in a single lump-sum to the Participant's estate.

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Section 14.  Distribution in the event of Unforeseeable Emergency

In the event of an "unforeseeable emergency", a Participant may, by filing a written election with the Plan Administrator, elect to receive a distribution from the Plan in an amount not to exceed the lesser of (i) the fair market value of the Participant's account determined as of the most recent valuation or (ii) the amount necessary to satisfy the unforeseeable emergency. For purposes hereof, an "unforeseeable emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that shall constitute an unforeseeable emergency shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such emergency is or may be relieved:

      (i)   through reimbursement or compensation by insurance or otherwise;

      (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

      (iii) by cessation of deferrals under the Plan.


Section 15.  Plan Administrator

The Company shall be the Plan Administrator, unless the Company, by action of its board of directors, shall designate a person or committee of persons to be the Plan Administrator. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their beneficiaries, shall be the responsibility of the Plan Administrator. In the event more than one party shall act as Plan Administrator, all actions shall be made by majority decisions.


Section 16.  Amendment

The Company, by resolution of its board of directors, shall have the right to amend, suspend or terminate the Plan at any time.


Section 17.  No Liability

No member of the board of directors of the Company and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

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Section 18.  No Assignment

A Participant's right to the amount credited to his account under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.


Section 19.  Successors and Assigns

The  provisions  of this Plan shall be binding  upon and inure to the benefit of
the  Company,  its  successors  and  assigns,   and  the  Participant,   his/her
beneficiaries, heirs, legal representatives and assigns.


Section 20.  No Contract of Employment

Nothing contained herein shall be construed as a contract of employment between a Participant and the Company, or as a right of the Participant to continue in employment with the Company, or as a limitation of the right of the Company to discharge the Participant at any time, with or without cause.


Section 21.  Governing Law

This Plan shall be subject to and construed in accordance with the provisions of ERISA, where applicable, and otherwise by the laws of the Commonwealth of Virginia.


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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this
Plan to be executed as of the ____ day of _______________, 1998.


                                  NTELOS Inc.


                                  By  _____________________________________
                                         Authorized Officer